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EXHIBIT 10.4

                           PAY TELEPHONE SERVICES AGREEMENT

     THIS AGREEMENT, made this 1st day of May, 1999, by and between QUANTUM NETWORK SERVICES, INC., a California Corporation, (hereafter referred to as "QUANTUM"), located at 1110 W. Kettleman Lane, Suite 48, Lodi, California 95240, and PAYSTAR COMMUNICATIONS, INC., a Nevada Corporation, (hereafter referred to as "PAYSTAR"), located at 1110 W. Kettleman Lane, Suite 46, Lodi, California 95240, all of whom shall constitute the "Parties" of this Agreement.

                                     WITNESSETH:

     WHEREAS, PAYSTAR services and operates private pay telephone(s) (collectively, the "Telephone(s)") for various owners and at various locations; and

     WHEREAS, QUANTUM desires to utilize the services of PAYSTAR in connection with the operation of Telephone(s) and PAYSTAR desires to render such services, upon the terms and conditions hereinafter set forth; and

     NOW, THEREFORE, in consideration of the foregoing recitals, all of which are incorporated herein by reference, and of the mutual covenants contained herein, QUANTUM and PAYSTAR agree as follows:

                                      SECTION I

                                     DEFINITIONS

     1.1 Definitions. As used herein, the following terms shall have the respective meanings indicated below:

          (a) Capital Improvements: any alteration or addition to, or rebuilding or renovation of the Telephone(s), the cost of which is not charged to repairs, maintenance or other operating expenses.

          (b) Gross Revenues: all receipts of a Telephone from all sources, except proceeds from the sale of assets (Telephones).

          (c) Legal Requirements: all laws, statutes, ordinances, orders, rules, regulations, permits, licenses, authorizations, directions and requirements of all governments and governmental authorities, which now or hereafter, may be applicable to the Telephone(s), or any Telephone(s) and the operation thereof.

          (d) Operating Vendors: Vendors of all services required in the operation of the Telephone(s), including all lessors, local and long distance carriers, operator service providers and other carriers.

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          (e)  Net Revenues:  Gross Revenues, less the payment of all vendor invoices relating to telephone usage, including, but not limited to, all fees and taxes due and owing to local and long distance telephone carriers, site owners, and operator service providers, the cost of ordinary and necessary new or serviceable parts not covered by the manufacturer's warranty required to repair the Telephone(s), and the cost of all ordinary and necessary service calls to repair the Telephone(s) at a rate of twenty dollars ($20.00) each occurrence.

          (f) Sites: The physical location which each Telephone is or will be installed.

                                      SECTION II

                                         TERM

     2.1 Term. The term of this Agreement shall be one (1) year, commencing on the date hereof and ending at midnight on the first (1st) anniversary of the date hereof. Unless terminated by a ninety (90) day written notice, via Certified Mail, this Agreement shall automatically renew on the same terms and conditions for successive terms.

     2.2 Termination. Anything contained in this Agreement to the contrary notwithstanding QUANTUM, at its sole discretion, shall have the right to terminate this Agreement, without default by PAYSTAR, as hereinafter defined in
Section 8.2, after one hundred twenty (120) days written notice of termination to PAYSTAR, at which time this Agreement shall be defined null and void.

     2.3 Acquisition. QUANTUM will be solely responsible for the acquisition of each of the Telephone(s), including the purchase of Capital Improvements required for the Telephone(s), and the acquisition or lease of the Sites.

                                     SECTION III

                             OPERATION OF THE TELEPHONES

     3.1 PAYSTAR's Duties and Responsibilities. During the Operating Period, PAYSTAR, on behalf and at the sole expense of QUANTUM, is hereby authorized to and shall perform the services indicated in Exhibit B, and with respect to the services described in Sections L1-L3, as expressly authorized by QUANTUM.

     3.2 Standard of Services. PAYSTAR agrees that its services hereunder shall be performed by competent personnel. All obligations of PAYSTAR hereunder shall be subject to and contingent upon (a) the provision by QUANTUM of sufficient funds (if not otherwise available from the operations of the Telephone(s)) to permit PAYSTAR to comply with, and (b) the commission by Quantum of no act which prevents PAYSTAR from complying with such obligations. At the request of either, PAYSTAR and QUANTUM shall meet to discuss any aspect of the operation of the Telephone(s) or any operating problem which warrants a modification of any operating policy or

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procedure.  QUANTUM acknowledges and agrees that PAYSTAR is not a guarantor of the financial success of the Telephone(s).

     3.3 Funding. From time to time throughout the term hereof as and when requested by PAYSTAR upon at least fifteen (15) days prior written notice, QUANTUM shall provide working capital by way of cash or through bank credit, such working capital to be in amounts sufficient to constitute normal working capital for PAYSTAR to perform the services described in Sections L1-L3 of Exhibit "B", to the extent such services are authorized by QUANTUM. PAYSTAR shall in no event be required to advance any of its own funds for the operation of the Telephone(s).

                                      SECTION IV

                      REMUNERATION AND REIMBURSEMENT OF PAYSTAR

     4.1 Monthly Fee. During the Operating Period, QUANTUM shall pay to PAYSTAR with respect to each Telephone(s) a thirty-two dollar ($32.00) monthly fee as set forth in Exhibit "B" attached hereto.

     4.2 Payment of Telephone Revenue and Monthly Fees. Unless otherwise requested by QUANTUM, all Telephone revenues shall be collected and paid weekly.

                                      SECTION V

                      PAYSTAR TO ACT SOLELY AS AGENT FOR QUANTUM

     5.1 In the performance of its duties hereunder, PAYSTAR shall act solely as agent of QUANTUM. Nothing herein shall constitute or be construed to be or create a partnership or joint venture between QUANTUM and PAYSTAR, nor shall the execution and delivery of this Agreement by PAYSTAR constitute the offer or sale to QUANTUM of an investment contract or other security. As to debts and liabilities of QUANTUM, PAYSTAR shall not be liable for any such debts or liabilities by reason of its maintenance, supervisions, direction or operation of the Telephone(s) for QUANTUM. PAYSTAR may so inform third parties with whom it deals on behalf of QUANTUM and may take any other reasonable steps to carry out the intent of this Section. QUANTUM further agrees to indemnify, defend and hold PAYSTAR and its officers, employees, shareholders, and affiliates, harmless from any and all liabilities, debts, claims or expenses (including reasonable attorney's fees and other expenses in connection with the defense of same) of Telephone(s) incurred in accordance herewith.

                                      SECTION VI

                                 INSURANCE AND LOSSES

     6.1 QUANTUM acknowledges and agrees that it shall be solely responsible for obtaining and keeping in force with respect to the Telephone(s), in amounts determined by QUANTUM (a) fire and extended coverage and business interruption insurance; (b) liability and excess liability insurance

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for loss, damage or injury to property or persons which might arise out of the operation of the Telephone(s); (c) any worker's compensation and employer liability coverage as required by statute; and (d) any other coverage desired by QUANTUM.

                                     SECTION VII

                                   INDEMNIFICATION

     7.1 QUANTUM and PAYSTAR agree to protect, indemnify and hold each other harmless from and against any and all losses, costs, expenses, claims, demands, judgments, orders, decrees, damages or liabilities (including without limitation, costs of litigation and reasonable attorneys' fees) arising out of any tortuous conduct on the part of the indemnifying party or related in any way to the failure or refusal of the indemnifying party to comply timely and fully with each of its obligations, promises and covenants set forth herein.

                                     SECTION VIII

                                       DEFAULT

     8.1 Default by QUANTUM. QUANTUM shall be in default hereunder if any one or more of the following shall occur or exists; (a) QUANTUM shall fail to provide funds, after request by PAYSTAR pursuant to Section 3.3, sufficient to permit timely payment of any amount due to PAYSTAR hereunder and such failure shall continue for seven (7) days after written notice thereof has been given to QUANTUM by PAYSTAR; or (b) QUANTUM shall neglect or fail to perform any of its duties or obligations hereunder or shall neglect or fail to comply with any of the provisions hereof (other than as referred to in subsection (a) of this Section 8.1 and shall fail to remedy the same within fourteen (14) days after PAYSTAR shall have given QUANTUM written notice specifying such neglect or failure or if such failure cannot reasonably be cured within said fourteen (14) days and QUANTUM shall not have commenced to cure such failure within such period and shall not thereafter with reasonable diligence and good faith cure such failure.

     8.2 Default by PAYSTAR. PAYSTAR shall be in default hereunder if PAYSTAR shall neglect or fail to perform any of its duties or obligations hereunder or shall neglect or fail to comply with any of the provisions hereof and shall fail to remedy the same within thirty (30) days after QUANTUM shall have given PAYSTAR written notice specifying such neglect or failure or if such failure cannot reasonably be cured within said thirty (30) days and PAYSTAR shall not have commenced to cure such failure within such period and shall not thereafter with reasonable diligence and good faith cure such failure.

     8.3  Remedies Upon Default.  Upon the occurrence of any default under
Section 8.1 or Section 8.2, the non-defaulting party may, in addition to and without prejudice to any other right or remedy available to it law or in equity, terminate this Agreement by written notice of termination given to the defaulting party.

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                                      SECTION IX

                                      ASSIGNMENT

     9.1 Either PAYSTAR or QUANTUM may voluntarily, by operation of law or otherwise, assign any of its rights or delegate any of its duties hereunder.

                                      SECTION X

                                       NOTICES

     10.1 All notices, statements, consents, approvals, requests and demands shall be in writing, duly executed by an authorized officer or agent, and shall be delivered personally or sent by certified or registered Unites States mail, postage prepaid, return receipt requested, addressed to QUANTUM as set forth in the signature page of this Agreement and to PAYSTAR as follows:

     If to PAYSTAR:           WILLIAM D. YOTTY, President
                              PAYSTAR COMMUNICATIONS, INC.
                              1110 W. Kettleman Lane, #46
                              Lodi, California  95240

     If  to QUANTUM:          CLIFFORD GOEHRING, Vice-President
                              QUANTUM NETWORK SERVICES, INC.
                              1110 W. Kettleman Lane, #48
                              Lodi, California  95240

     Any notice, statement, consent, approval, request, demand or other communication, if delivered personally, shall be deemed to be given upon delivery to the entities specified above; and, if sent by mail, shall be deemed to have e been given three (3) days after being deposited in the United States mail, postage prepaid, properly addressed as provided above. Either party may change either or both the address and person to which notices thereafter shall be sent by giving notice to the other party in the manner provided above.

                                      SECTION XI

                                    MISCELLANEOUS

     11.1 Copies of Notices. QUANTUM and PAYSTAR shall each promptly furnish the other with copies of all notices received concerning a Telephone(s), and especially notices relating to any claimed failure to perform obligations with respect to a Telephone(s), including, without limitation, notices from governmental authorities and from third parties asserting rights to recover damages for personal injury or property damage, breach of contract or any other claim.

     11.2 Headings. The headings to the articles and sections of this Agreement are inserted for convenience of reference only and shall in no way affect the interpretation of this Agreement.

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     11.3 Entire Agreement.  This Agreement constitutes the entire agreement and understanding between the parties concerning the subject matter hereof and supersedes all prior and contemporaneous negotiations, correspondence, memoranda and agreements, whether oral or written.

     11.4 Amendment. Except as specifically provided otherwise herein, this Agreement may be amended, modified, altered or waived, in whole or in part, only by a written instrument signed by the party to be bound by such amendment, modification, alteration or waiver.

     11.5 Waivers. The waiver of any of the terms and conditions of this Agreement on any occasion shall not be deemed a waiver of such terms and conditions on any future occasion.

     11.6 Severability. If any term or provision of this Agreement or the application of that term or provision to any person or circumstance is illegal, invalid or unenforceable to any extent, then the remainder of the Agreement and the application of that term or provision to persons or circumstances other than those as to which it is held illegal, invalid or unenforceable, shall not be affected thereby. It is also the intention of the parties to this Agreement that in lieu of each term or provision of this Agreement that is illegal, invalid or unenforceable, there be added as a part of this Agreement a term or provision as similar in terms to such illegal, invalid or unenforceable term or provision as may be possible and be legal, valid and enforceable.

     11.7 Binding Effect. This Agreement shall bind and inure to the benefit of QUANTUM and PAYSTAR and their respective successors and assigns.

     11.8 Applicable Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California. If any suit or action (including any appeal) is brought to enforce or interpret any one or more of the terms and provisions of this Agreement, the prevailing party shall be entitled to reasonable attorney fees and all costs of such action from the other party.

     11.9 Impossibility of Performance. Neither QUANTUM nor PAYSTAR shall be liable for loss or damage or deemed to be in breach of this Agreement if its failure to perform its obligations results from: (1) the unavailability of suitable Operating Vendors; (2) compliance with Legal Requirements; (3) acts of God; (4) acts of omissions of the other party; (5) fires, strikes, embargoes, war, or riot; or (6) any other similar event or cause beyond the control of the non-performing party. Any delay resulting from any of said causes shall extend performance accordingly or excuse performance, in whole or in part, as may be reasonable, but with respect only to the relevant Telephone(s), except that said causes shall not excuse payments of amounts owed at the time of such occurrence.

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     IN WITNESS WHEREOF, QUANTUM has duly executed this Agreement as of this
1st, day of May, 1999.

QUANTUM NETWORK SERVICES, INC.          PAYSTAR COMMUNICATIONS, INC.

CLIFFORD GOEHRING, Vice-President       WILLIAM D. YOTTY, President
QUANTUM NETWORK SERVICES, INC.          PAYSTAR COMMUNICATIONS, INC.
1110 W. Kettleman Ln, Suite 48          1110 W. Kettleman Ln, Suite 46
Lodi, California 95240                  Lodi, California 95240

/s/ Clifford Goehring                   /s/ William D. Yotty
(Signature)                             (Signature)

----------------------------------      ----------------------------------
(Title)                                 (Title)

----------------------------------      ----------------------------------
(Telephone)                             (Telephone)

----------------------------------      ----------------------------------
(SSN/FIEN NO.)                          (SSN/FIEN NO.)

----------------------------------      ----------------------------------
(Date)                                  (Date)

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                                      EXHIBIT B

                               PAY TELEPHONE SERVICES

Monthly Fees

During the term of this Agreement, QUANTUM shall pay to PAYSTAR with respect to each Telephone(s) a monthly fee ("Monthly Fee*") based on the following level of services provided by Company:

     L1 - "Level One Services" Twenty dollars ($20.00) to collect monthly revenue generated by the Telephone(s), and forward same to QUANTUM in accordance with QUANTUM's written direction to PAYSTAR, less the Monthly Fee.

          INITIALS /s/ WY

     L2 - "Level Two Services" Twenty-eight dollars ($28.00) combined with services set forth in Section L1, at QUANTUM's expense, pay commissions and fees to operating Vendors;

          INITIALS /s/ WY

     L3 - "Level Three Services" Thirty-two dollars ($32.00) combined with services set forth in Sections L1 and L2 above, in consultation with QUANTUM, provide for the repair of the Telephone(s) including parts and labor and maintain the Telephone(s) in a neat and clean condition and in compliance with all Legal Requirements, and with QUANTUM's prior written approval, make Capital Improvements, as necessary.

          INITIALS /s/ WY


     *Such fees may be adjusted by PAYSTAR with ninety (90) days notice.